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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-65052 and 333-4434 of Rocky Shoes & Boots, Inc. on Form S-8 of our reports dated March 6, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Rocky Shoes & Boots, Inc., for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Columbus, Ohio
March 26, 1998